EXHIBIT 10.64


                               MICHAEL FOODS, INC.
                          1994 EXECUTIVE INCENTIVE PLAN
                     (AS AMENDED EFFECTIVE JANUARY 1, 1999)



                                        I.
                                     PURPOSE
                                     -------

A. The purpose of the Michael Foods, Inc. Executive Incentive Plan (the "Plan") is to incent and reward the senior management of Michael Foods, Inc. (the "Company") for delivering or exceeding their annual operating plan and to motivate those executives to be planning and focusing on year-over-year trendline earnings growth. Corporate executives will be rewarded based upon attainment of the Company's EPS growth targets. Operating company executives will be rewarded based upon individual operating company growth in profit before taxes ("PBBT"), as well as overall corporate EPS performance.

B. The Plan will be effective January 1, 1994, will remain in effect until amended or terminated, and supersedes the Michael Foods, Inc. Amended and Restated Annual Incentive Compensation Plan, which has been terminated.

                                       II.
                                 ADMINISTRATION
                                 --------------

A. The Plan will be administered by the Chief Executive Officer ("CEO") and the Chief Financial Officer of the Company under the direction of the Compensation Committee of the Board of Directors.

B. The Board of Directors will have sole authority to establish the Plan's terms and conditions.

                                      III.
                                   ELIGIBILITY
                                   -----------

A. Participation in the Plan will be restricted to those positions which have a clear impact on the Company's financial and operating performance.

B. Eligible participants will include principal officers and select key employees of the Company and the Company's operating companies.

C. Generally, key employees will be defined as those executive positions which report to the President of an operating subsidiary or, in the case of corporate level employees, to the CEO of the Company.

D. Key employees will be recommended by the CEO of the Company and will be approved by the Compensation Committee of the Board of Directors.

E. Participation will also be limited to executives who are not covered under another approved incentive plan.

                                       IV.
                              INCENTIVE OPPORTUNITY
                              ---------------------

      The size of the maximum incentive award opportunity level will vary by the position's responsibility level, as outlined below:
                                                               MAXIMUM INCENTIVE
                                                               OPPORTUNITY AS A
LEVEL                   POSITION(S)                       PERCENT OF BASE SALARY
======   ===================================================   =================
  I      Corporate CEO, President, Chief Operating Officer,           100%
         Executive Vice President, Chief Financial Officer and Operating Company Presidents

 II      Other Officers                                                75%

 III     Non-Officer Key Employees                                     50%



                                       V.
                                 PLAN COMPONENTS
                                 ---------------

COMPONENT A:  CASH AWARD

3/4 of the incentive opportunity for both corporate and operating company participants will be paid based upon PBBT or EPS achievement against target objectives.

1. OPERATING COMPANY PARTICIPANTS - CASH AWARD OPPORTUNITY RE:COMPANY EPS TARGET
-------------------------------------------------------------------------------
A portion of the operating company participants' cash awards will be paid based upon Michael Foods' EPS achievement against the target objective, in accordance with the following table:

         INCENTIVE AWARD OPPORTUNITY AS A PERCENT OF BASE SALARY:
                              LEVEL I       LEVEL II         LEVEL III
--------------------------------------------------------------------------------
ACHIEVEMENT OF TARGET
---------------------

Below 94%                       0.0%          0.0%               0.0%
  94% -94.99%                   2.9%          2.2%               1.5%
  95% -95.99%                   5.7%          4.3%               2.9%
  96% -96.99%                   8.6%          6.5%               4.3%
  97% -97.99%                  11.4%          8.6%               5.7%
  98% -98.99%                  14.3%         10.7%               7.2%
  99% -99.99%                  17.1%         12.8%               8.6%
 100% -100.99%                 20.0%         15.0%              10.0%
 101% -101.99%                 24.0%         18.0%              12.0%
 102% -102.99%                 28.0%         21.0%              14.0%
 103% -103.99%                 32.0%         24.0%              16.0%
 104% -104.99%                 36.0%         27.0%              18.0%
 105% or greater               40.0%         30.0%              20.0%

2. OPERATING COMPANY PARTICIPANTS - CASH AWARD OPPORTUNITY
   RE: OPERATING COMPANY TARGETS
--------------------------------------------------------------------------------
A portion of the operating company participants' cash awards will be paid based upon their individual operating company PBBT achievement against the target objective, in accordance with the following table:

           INCENTIVE AWARD OPPORTUNITY AS A PERCENT OF BASE SALARY:
                           LEVEL I       LEVEL II     LEVEL III
--------------------------------------------------------------------------------
ACHIEVEMENT OF TARGET

      Below 94%              0.0%         0.0%          0.0%
        94% -94.99%          2.5%         1.9%          1.3%
        95% -95.99%          5.0%         3.8%          2.5%
        96% -96.99%          7.5%         5.6%          3.8%
        97% -97.99%         10.0%         7.5%          5.0%
        98% -98.99%         12.5%         9.4%          6.3%
        99% -99.99%         15.0%        11.3%          7.5%
       100% -100.99%        17.5%        13.1%          8.8%
       101% -101.99%        19.3%        14.4%          9.6%
       102% -102.99%        21.0%        15.8%         10.5%
       103% -103.99%        22.8%        17.1%         11.4%
       104% -104.99%        24.5%        18.4%         12.3%
       105% -105.99%        26.3%        19.7%         13.1%
       106% -106.99%        28.0%        21.0%         14.0%
       107% -107.99%        29.8%        22.3%         14.9%
       108% -108.99%        31.5%        23.6%         15.8%
       109% -109.99%        33.3%        24.9%         16.6%
       110% or greater      35.0%        26.3%         17.5%

3. CORPORATE, SALES & DISTRIBUTION PARTICIPANTS CASH AWARD OPPORTUNITY
The corporate, sales and distribution participants' cash awards will be paid based upon Michael Foods' EPS achievement against the target objective, in accordance with the following table:

             INCENTIVE AWARD OPPORTUNITY AS A PERCENT OF BASE SALARY:
                          LEVEL I         LEVEL II      LEVEL III
--------------------------------------------------------------------------------
ACHIEVEMENT OF TARGET

    Below 94%               0.0%           0.0%           0.0%
      94% -94.99%           6.0%           4.5%           3.0%
      95% -95.99%          11.3%           8.5%           5.7%
      96% -96.99%          16.5%          12.4%           8.3%
      97% -97.99%          21.8%          16.4%          10.9%
      98% -98.99%          27.0%          20.3%          13.5%
      99% -99.99%          32.3%          24.2%          16.2%
     100% -100.99%         37.5%          28.1%          18.8%
     101% -101.99%         45.0%          33.8%          22.5%
     102% -102.99%         52.5%          39.4%          26.3%
     103% -103.99%         60.0%          45.0%          30.0%
     104% -104.99%         67.5%          50.6%          33.8%
     105% or greater       75.0%          56.3%          37.5%

COMPONENT B:  STOCK AWARD

1/4 of the incentive opportunity for both corporate and operating company participants will be paid based upon a three year average trendline earnings growth. For each Plan year, the three year trendline EPS must average 15% growth annually to trigger participation in this component of the Plan. This segment of the Plan is earned over a period of three years and is paid in the Company's common stock.

- Year I earns 50% assuming average annual EPS growth of at least 15% for the three years ending Year I, Year II earns 30% assuming average annual EPS growth of at least 15% for the three years ending Year II, and Year III earns the balance (20%) assuming average annual EPS growth of at least 15% for the three years ending Year III. (If at least 15% three year average EPS growth is not achieved, that yearly portion of the stock award incentive is forfeited, was well as the ability to receive any prior year portion that would have vested in the current year.) The number of shares of common stock that would be awarded to an individual participant is determined by multiplying the appropriate earned percentage by the 25% of the maximum incentive opportunity for each individual at the appropriate level covered by Component B. That amount is then divided by the closing price of the Company's common stock on the third business day following the announcement of year-end financial results to determine the number of shares of common stock to be issued to each participant. Certificates will be issued as soon as practical following the first quarter Board of Directors meeting. Further aspects of Component B are covered in the Michael Foods, Inc. 1994 Executive Performance Stock Award Plan.

COMPONENT C:  OPTION AWARD

Stock options will be awarded to the operating company presidents and certain executive corporate officers for achieving EPS growth in excess of 15% annually.

-     Qualified individuals for 1999 and later years:

            Gregg Ostrander                     Norman Rodriguez
            Jeffrey Shapiro                     JD Clarkson
            John Reedy                          James Kohler
            Bill Goucher

- Stock option awards will be for a specific number of shares of common stock based upon a rising scale which is triggered with a year-over-year increase in EPS of at least 15% as follows:


                                                                              PRESIDENT /CEO OF MICHAEL             ALL OTHER
                                                                                     FOODS, INC.                   PARTICIPANTS
                                                                              --------------------------- --------------------------
MAXIMUM STOCK OPTION OPPORTUNITY
(COMMON STOCK SHARES).....................................                            36,000/YR.                    24,000/YR.
----------------------------------------------------------------------------- --------------------------- --------------------------
Below 15% Earnings Per Share Growth..............                                              0                           0
15% - 19.99%......................................................                         4,500                       3,000
20% - 24.99%......................................................                         9,000                       6,000
25% - 29.99%......................................................                        13,500                       9,000
30% - 34.99%......................................................                        18,000                      12,000
35% - 39.99%......................................................                        22,500                      15,000
40% - 44.99%......................................................                        27,000                      18,000
45% - 49.99%......................................................                        31,500                      21,000
50% or Greater.....................................................                       36,000                      24,000


      Options will be priced based upon the closing price of the Company's common stock on the third business day following the announcement of year-end financial results each year and will be issued following the March Board of Directors meeting. The diluted earnings per share for each year will be computed in accordance with Generally Accepted Accounting Principles ("GAAP"), but before accrual of bonuses and stock option awards under this plan.

                                       VI.
                ORGANIZATION AND INDIVIDUAL PERFORMANCE MEASURES
                ------------------------------------------------

The following measures of organization performance will be used to determine actual incentive awards:

      Michael Foods, Inc. Diluted net earnings per share. Measured by actual diluted earnings per share for the current year as compared to the target level. Calculated in accordance with GAAP.

      Operating Companies. A portion of cash award based upon profit before bonus and taxes (PBBT). Measured by actual pre-tax profits for the Plan year as compared to the target level. For the purposes of the Plan, PBBT will be defined as operating profits, calculated in accordance with GAAP, before federal and state taxes, any interest charges associated with acquisition debt, and before accrual of bonuses. The remaining portion of the cash award to Operating Company participants will be based upon the relative achievement of the Michael Foods, Inc. diluted net earnings per share target, as defined above.

                                      VII.
                            ADMINISTRATIVE PROCEDURES
                            -------------------------

A. Additions of Individuals. All eligible participants must be designated by the CEO of the Company as of the beginning of the Plan year.


B. Establishment of "Target or Maximum" Goals. The CEO retains the right to set or adjust the operating company and corporate "target or maximum" incentive goals based upon an assessment of overall business conditions at the beginning of the Plan year.

C. Adjustments to Targets and/or Goals. The CEO retains the right to adjust the targets and/or goals of the Plan based upon his/her assessment of business conditions at the end of the second quarter of the Plan year.

D. Down Earnings Year. No cash incentive shall be paid to a participant if their operating company or, in the case of corporate level participants, the Company has a decline in earnings for the Plan year, except at the discretion of the CEO with the approval of the Compensation Committee. However, this provision would not preclude an individual from participating in a Component B Stock Incentive Award.

E. Termination/Death/Disability. Plan participants must be in the employ of the Company on the day the incentive award is actually paid in order to be eligible for incentive award payments except at the discretion of the CEO. However, should a participant die or become disabled, the incentive award for the year in which such death or disability occurs shall be prorated by the number of months of service during the applicable Plan year and shall be paid to the participant or the participant's estate, as the case may be.

F. Change in Position. Eligible employees under the Plan who have a change in position during a Plan year will have their incentive award calculated under the Plan award levels for both positions, prorating the incentive award by the months of service at each level.

G. Interpolation. When the actual performance figure does not result in a whole number, the individual calculating the formula should interpolate to the closest percent.

H. Exceptions. In each instance, exceptions must be approved in advance by the appropriate officer and the CEO of the Company, and must be submitted to the Compensation Committee of the Board of Directors for their concurrence.

                                      VIII.
                            AMENDMENT AND TERMINATION
                            -------------------------

The Board of Directors may at any time amend the Plan for the purposes of satisfying the requirements of any changes in applicable laws or for any purpose that may be permitted by law. The Board of Directors may also terminate the Plan at any time. No such amendment or termination shall, however, adversely affect the rights of any participant (without his/her prior consent) with regard to any award previously made.

                                       IX.
                          RIGHT TO CONTINUED EMPLOYMENT
                          -----------------------------

No participant shall have any claim or right to be granted an incentive (bonus) award under this Plan and the granting of an incentive (bonus) award shall not be construed as giving the participant the right of continued employment with the Company. The Company further reserves the right to dismiss a participant at any time, with or without cause, free from any claim or liability other than provided under this Plan document.

                                       X.
                                CHANGE IN CONTROL
                                -----------------

If the Company is merged into, acquired by or consolidated with another corporation, or if all or substantially all of the assets of the Company are sold or transferred to another party or if more than fifty percent (50%) of the outstanding Common Stock is transferred to one or more parties so as to affect a change in the control of the Company, the Common Stock granted under Component B of the Plan and the options granted under Component C of the Plan shall become immediately exercisable. Accordingly, said immediate vesting shall not apply to any transaction where the Company stockholders, directly or indirectly, retain in excess of fifty percent (50%) of the voting control over the Company.